UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2014

Supernova Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-165373	98-0628594

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

153 W. Lake Mead Pkwy., Ste 2240 Henderson NV 89015	89074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 839-4029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01 Changes in Control of Registrant.

On June 28, 2014, I-Quest, Inc. the majority shareholder of the corporation entered into a Stock Purchase Agreement with Wexford Industries, LTD. under which I-Quest, Inc. agreed to sell its 475,000 Preferred shares (convertible to 47,500,000 common shares and with equivalent voting rights) for One Hundred Fifteen Thousand Dollars within 90 days of the execution of the agreement.

Exhibits

No.	Exhibits
99	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated July 9, 2014

Supernova Energy, Inc.

By: /s/ Peter Hewitt
Peter Hewitt, President

EXHIBIT INDEX

No.	Exhibits
99	Stock Purchase Agreement